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                            PMC INTERNATIONAL, INC.

  NUMBER                                                          SHARES

                                                              SEE REVERSE FOR
                                                            CERTAIN DEFINITIONS
                                                             CUSIP 693437 30 3

              INCORPORATED UNDER THE LAWS OF THE STATE OF COLORADO


This Certifies That
                     SPECIMAN
is the owner of

         fully paid and non-assessable shares of Common Stock par value
                               $.01 per share, of

                            PMC INTERNATIONAL, INC.

transferable only on the books of the Company by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be subject to all the provisions of the Articles of Incorporation, to all of which the holder by acceptance hereby assents.

    In Witness Whereof, the Company has caused this Certificate to be signed in facsimile by its duly authorized officers and the facsimile seal of the Company to be duly affixed hereto.


    This Certificate is not valid unless duly countersigned by the Transfer
Agent.

Dated,


                            [PMC INTERNATIONAL, INC.
                                 CORPORATE SEAL
                                   COLORADO]

     [sig illegible]                                    [sig illegible]
        Secretary                                          President


CORPORATE STOCK TRANSFER, INC.
370 - 17th Street, Suite 2350, Denver, Colorado 80202

By:
   --------------------------------------------------
   Transfer Agent and Registrar Authorized Officer